UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2013

Date of Earliest Event Reported: September 19, 2013

Commission file no. 333-133184-12

Neiman Marcus Group LTD Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On September 19, 2013, Neiman Marcus Group LTD Inc., formerly Neiman Marcus, Inc. (the “Company”), issued a press release announcing its results of operations and financial condition for the fiscal fourth quarter ended and the fiscal year ended August 3, 2013 (“fiscal 2013”).  A copy of this press release is attached as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

In connection with the launch of the financing activities related to the acquisition (the “Acquisition”) of the Company pursuant to the Agreement and Plan of Merger, dated as of September 9, 2013, among the Company, NM Mariposa Holdings, Inc., a Delaware corporation, and Mariposa Merger Sub LLC, a Delaware limited liability company, the Company intends to include Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and certain other items noted in the reconciliation below) for fiscal years 2009 through 2013 in the materials related to such financings. The following table reconciles the Company’s net earnings (loss), as reported in the earnings release included as Exhibit 99.1 to this current report for fiscal 2013 and in the Company’s prior disclosures for fiscal years 2009 to 2012, to its Adjusted EBITDA for such years. Each of the Company’s fiscal years 2009 to 2012 consists of 52 weeks; fiscal 2013 consists of 53 weeks. The differing length of certain fiscal years may affect the comparability of the data provided in the following table.

	Fiscal Year Ended
($ in thousands)	August 3, 2013	July 28, 2012	July 30, 2011	July 31, 2010	August 1, 2009
Net earnings (loss)	$163,699	$140,086	$31,623	$(1,838)	$(668,046)
Interest expense, net	168,955	175,237	280,453	237,108	235,574
Income tax expense (benefit)	113,733	88,251	17,641	(3,475)	(220,445)
Depreciation expense	141,515	130,119	132,433	141,839	150,759
Amortization of intangible assets and favorable lease commitments	47,436	50,123	62,548	73,259	72,703
EBITDA	$635,338	$583,816	$524,698	$446,893	$(429,455)
Equity in loss of foreign e-commerce retailer (1)	13,125	1,514	—	—	—
Non-cash stock-based compensation expense (2)	9,710	6,914	3,943	10,063	5,785
Impairment charges (3)	—	—	—	—	703,266
Advisory and other fees (4)	5,409	6,161	—	—	—
Management fee paid to current sponsors (5)	10,000	10,000	10,000	9,232	9,108
Adjusted EBITDA	$673,582	$608,405	$538,641	$466,188	$288,704

(1) In the third quarter of fiscal year 2012, the Company purchased a non-controlling interest in a foreign e-commerce retailer. This amount represents the non-cash charges attributable to the Company’s proportionate share of the losses generated by the foreign e-commerce retailer recorded pursuant to the equity method of accounting.

(2) The Company incurred non-cash stock-based compensation expense related to its stock option plan.

(3) In fiscal year 2009, the Company recorded impairment charges consisting of pretax charges of (i) $329.7 million for the writedown to fair value of goodwill, (ii) $343.2 million for the writedown to fair value of the net carrying value of tradenames and (iii) $30.3 million for the writedown to fair value of the net carrying value of certain long-lived assets.

(4) The Company incurred advisory and other fees primarily related to its international investment in a foreign e-commerce retailer and its strategic review of its business and growth opportunities in fiscal years 2012 and 2013.

(5) Pursuant to a management services agreement with the Company’s current sponsors, and in exchange for consulting and management advisory services, the current sponsors received an aggregate annual management fee equal to the lesser of (i) 0.25% of the Company’s consolidated annual revenues or (ii) $10 million. This management fee will cease to be payable upon consummation of the Acquisition.

Use of Non-GAAP Financial Measures

Adjusted EBITDA consists of EBITDA adjusted to eliminate the impact of certain non-cash and other items that are included in net earnings (loss) that the Company does not consider indicative of its ongoing core operating performance. The Company believes that the presentation of EBITDA and Adjusted EBITDA helps investors’ ability to analyze underlying trends in the Company’s business and evaluate its performance relative to other companies in its industry, provides useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results and helps investors to evaluate the Company’s ability to service its debt.

EBITDA and Adjusted EBITDA are not calculated or presented in accordance with GAAP and other companies in the Company’s industry may calculate EBITDA and Adjusted EBITDA differently than the Company, limiting their usefulness as comparative measures. These financial measures should not be considered as alternatives to net earnings (loss) or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations include the fact that EBITDA and Adjusted EBITDA:

•                  do not reflect the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•                  do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                  do not reflect the Company’s considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;

•                  exclude certain tax payments that may represent a reduction in cash available to the Company; and

•                  do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

Additionally, EBITDA and Adjusted EBITDA as presented herein do not give pro forma effect to the impact of the Acquisition on the Company’s financial results.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of the Company’s business. The Company compensates for these limitations by relying primarily on the Company’s GAAP results and using these financial measures only as a supplement to the Company’s GAAP results.

In addition, in evaluating these financial measures, investors should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation. The Company’s presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that the Company’s historical results were not and future results will not be affected by similar and/or other unusual or non-recurring items.

The foregoing information in Items 2.02 and 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated September 19, 2013 announcing financial results for the fiscal fourth quarter and fiscal year ended August 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD INC.

Date: September 19, 2013	By:	/s/ T. Dale Stapleton
	Name:	T. Dale Stapleton
	Title:	Senior Vice President & Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 19, 2013 announcing financial results for the fiscal fourth quarter and fiscal year ended August 3, 2013.